        As filed with the Securities and Exchange Commission on November 6, 2002
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                             MACROVISION CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              77-0156161
 (State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                            2830 DE LA CRUZ BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
                                 (408) 743-8600
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                   -------------------------------------------
               MACROVISION CORPORATION 2000 EQUITY INCENTIVE PLAN
            MACROVISION CORPORATION 1996 DIRECTORS STOCK OPTION PLAN
            MACROVISION CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)
                   -------------------------------------------
                                   IAN HALIFAX
                             CHIEF FINANCIAL OFFICER
                             MACROVISION CORPORATION
                            2830 DE LA CRUZ BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
                                 (408) 743-8600
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                                    ------------------------------
                                                   CALCULATION OF REGISTRATION FEE
============================================== ===================== ===================== ===================== ===================
                  TITLE OF EACH                       AMOUNT           PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
               CLASS OF SECURITIES                    TO BE             OFFERING PRICE      AGGREGATE OFFERING    REGISTRATION FEE
                TO BE REGISTERED                  REGISTERED (1)          PER SHARE               PRICE
---------------------------------------------- --------------------- --------------------- --------------------- -------------------
Common Stock, $0.001 par value, under the:

2000 EQUITY INCENTIVE PLAN                       1,800,000 SHARES        $15.780 (2)           $28,404,000           $2,613.17
1996 DIRECTORS STOCK OPTION PLAN                  200,000 SHARES         $15.780 (2)            $3,156,000            $290.35
1996 EMPLOYEE STOCK PURCHASE PLAN                 250,000 SHARES         $13.410 (3)            $3,352,500            $308.43

TOTAL                                            2,250,000 shares                              $34,912,500           $3,211.95
============================================== ===================== ===================== ===================== ===================

(1) Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Act"), this registration statement will also cover any additional shares of common stock that may become issuable under any of the plans as a result of certain changes in the outstanding shares, including, stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h) of the Act, based upon the average of the high and low sales prices of our common stock on November 4, 2002, as reported on the Nasdaq National Market.

(3) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h) of the Act, based upon 85% of the average of the high and low sales prices of our common stock on November 4, 2002, as reported on the Nasdaq National Market. Under the terms of the 1996 Employee Stock Purchase Plan, shares of common stock are sold at 85% of the lesser of the fair market value of such shares on the first day of the applicable Offering Period or on the last day of the respective Purchase Period.
================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        The documents containing the information specified in this Item 1 will be sent or given to our employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The documents containing the information specified in this Item 2 will be sent or given to our employees as specified by Rule 428(b)(1) of the Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement (other than information in listed documents and future filings that is deemed not to be filed):

        (a) Annual Report on Form 10-K, filed on April 1, 2002, for the year ended December 31, 2001;

        (b) Quarterly Reports on Form 10-Q filed: (i) on May 14, 2002, for the quarter ended March 31, 2002, and (ii) on August 14, 2002, for the quarter ended June 30, 2002;

        (c) Current Reports on Form 8-K filed on February 25, 2002, April 30, 2002 and July 31, 2002; and

        (d) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on January 22, 1997, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Jack Isaacs, who is delivering the opinion on the validity of the shares of common stock being registered, is a full-time employee of the Registrant. Mr. Isaacs owns shares of common stock of the Registrant and is eligible to receive Award grants under the 2000 Equity Incentive Plan and participate in the 1996 Employee Stock Purchase Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a proceeding; (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; (v) the Registrant may not retroactively apply any amendment of the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith if his or her action is based on the records or books of account of the Registrant or on information supplied to him or her by officers of the Registrant in the course of their duties or on the advice of legal counsel for the Registrant or on information or records given or reports made to the Registrant by independent certified public accountants or appraisers or other experts.

        The Registrant enters into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant.

        The indemnification agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any vote of the stockholders or vote of directors or otherwise.

        The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Act.

        As authorized by the Registrant's Bylaws and approved by the Registrant's Board of Directors, the Registrant maintains director and officer liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

     Exhibit
     Number        Description of Exhibit
     ------        ----------------------
       4.1         Macrovision Corporation 2000 Equity Incentive Plan
       4.2         Macrovision Corporation 1996 Directors Stock Option Plan
       4.3         Macrovision Corporation 1996 Employee Stock Purchase Plan
        5          Opinion of Counsel
      23.1         Consent of KPMG LLP
      23.2         Consent of Counsel (included in Exhibit 5)
       24          Power of Attorney (include on signature page)

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 6th day of November, 2002.

                                          MACROVISION CORPORATION


                                      By:    /s/ William A. Krepick
                                          ----------------------------------
                                          William A. Krepick
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William A. Krepick and Ian R. Halifax, and each of them, his or her attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Name                                 Title                                                    Date
----                                 -----                                                    ----

  /s/ William A. Krepick             President and Chief Executive Officer
--------------------------           (Principal Executive Officer)                     November 6, 2002
William A. Krepick

  /s/ Ian R. Halifax                 Vice President, Finance and Administration,       November 6, 2002
--------------------------           Chief Financial Officer and Secretary
Ian R. Halifax                       (Principal Financial Officer and Principal
                                     Accounting Officer)

  /s/ John O. Ryan                   Chairman of the Board of Directors                November 6, 2002
-------------------------
John O. Ryan

  /s/ Matthew Christiano             Director                                          November 4, 2002
-------------------------
Matthew Christiano


  /s/ Donna S. Birks                 Director                                          November 4, 2002
-------------------------
Donna S. Birks

  /s/ William Stirlen                Director                                          November 1, 2002
-------------------------
William Stirlen

  /s/ Thomas Wertheimer              Director                                          November 4, 2002
-------------------------
Thomas Wertheimer

  /s/ Steven G. Blank                Director                                          November 4, 2002
-------------------------
Steven G. Blank